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                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent





The Board of Directors
First Mississippi Corporation:


We consent to incorporation by reference in the registration statements (Nos. 2-93585, 33-24414 and 33-43586) on form S- 8 of First Mississippi Corporation of our report dated December 18, 1995 relating to the financial statements and financial statement schedules of First Mississippi Corporation 401(K) Savings Plan as of June 30, 1995 and 1994 and for each of the years in the three-year period ended June 30, 1995, which report appears in the June 30, 1995 annual report on Form 11-K of First Mississippi Corporation 401(K) Savings Plan.




December 18, 1995                                    KPMG Peat Marwick LLP
Jackson, Mississippi